EXHIBIT 99.02

     [FORM OF PROXY CARD TO BE SENT TO FIRST COMMUNITY FINANCIAL CORPORATION
                                 SHAREHOLDERS]


                      FIRST COMMUNITY FINANCIAL CORPORATION

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                    Proxy for Special Meeting of Shareholders
                     Solicited by the Board of Directors of
                      First Community Financial Corporation

The undersigned hereby appoints _________, ________, and __________ and each of them as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in First Community Financial Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Community Savings Bank located at 708 South Church Street, Burlington, North Carolina on January 17, 2002 at 10:00 a.m. local time and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. At the special meeting of the shareholders, the affirmative vote of a majority of the votes cast on the matter may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against proposal 1 will be voted in favor of adjournments to solicit further proxies for such proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED BELOW.

1. To approve the merger agreement and related plan of merger, dated as of October 4, 2001, between Capital Bank Corporation and First Community Financial Corporation, and transactions contemplated thereby, by which Capital Bank Corporation will acquire First Community Financial Corporation through the merger of First Community Financial Corporation into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation of such merger.

               FOR                 AGAINST               ABSTAIN
               [ ]                   [ ]                   [ ]


2. To transact any other matters that properly come before this Special Meeting of Shareholders, or any adjournments or postponements of this Special Meeting of Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS TO VOTE ARE INDICATED HEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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This proxy may revoked at any time prior to its exercise.

The undersigned herby revokes all proxies heretofore given with respect to the matters covered hereby.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON.


                   DATE:                               , 200
                        -------------------------------     --

                   --------------------------------------------
                                    Signature

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                         Co-holder, (if any) sign above


Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, each joint owner may sign, but only one signature is required. When signing as attorney-in-fact, trustee, or guardian, please give full title of the capacity in which you are acting. If a corporation, partnership, or other entity, please sign in full corporate, partnership, or other entity name by president or other authorized person.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy statement in the envelope provided.

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                       PLEASE MARK, SIGN, DATE AND RETURN
                 THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE